Exhibit 99.3

UNAUDITED DCP MIDSTREAM PARTNERS, LP PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

References to we, us or our refer to DCP Midstream Partners, LP and its consolidated subsidiaries. The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition of interests in Marysville Hydrocarbons Holdings, LLC and its subsidiaries, or MHH, and EE Group, LLC, resulting in our ownership of 100% of the equity in MHH. We paid an aggregate purchase price of $94.8 million and an estimated $6.0 million for net working capital and other adjustments, subject to customary purchase price adjustments, for our 100% interest. $21.2 million of the purchase price has been deposited in an indemnity escrow to satisfy certain tax liabilities and provide for breaches of representations and warranties of certain of the sellers. The unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2010 have been prepared based on certain pro forma adjustments to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and for the year ended December 31, 2009, has been prepared based on certain pro forma adjustments to our historical consolidated financial statements set forth in our Current Report on Form 8-K, filed on May 26, 2010 with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010, has been prepared as if the acquisition of MHH and EE Group, LLC had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010, and for the year ended December 31, 2009, have been prepared as if the acquisition of MHH and EE Group, LLC had occurred on January 1, 2009.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Management believes, however, that these assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if we had owned MHH and EE Group, LLC during the periods presented.

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2010

($ in millions)

	DCP Midstream Partners, LP	Marysville Hydrocarbons Holdings, LLC and Subsidiaries	EE Group, LLC	Pro Forma Adjustments - Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP Pro Forma
		(a)	(b)	(c)

ASSETS
Current assets:
Cash and cash equivalents	$11.8	$13.0	$—	$(13.0)	$100.8	(d)	24.8
					(100.8	) (e)
					13.0	(e)
Accounts receivable	103.1	2.8	—	(2.8)	2.8	(e)	105.9
Other	43.5	2.1	—	(2.1)	6.5	(e)	50.0

Total current assets	158.4	17.9	—	(17.9)	22.3		180.7
Property, plant and equipment, net	1,042.5	30.0	—	(30.0)	116.3	(e)	1,158.8
Goodwill and intangible assets, net	187.3	—	—	—	18.1	(e)	205.4
Investments in unconsolidated affiliates	103.6	—	1.0	(1.0)	—		103.6
Other non-current assets	7.4	0.7	—	(0.7)	0.7	(e)	8.1

Total assets	$1,499.2	$48.6	$1.0	$(49.6)	$157.4		$1,656.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$85.4	$0.3	$—	$(0.3)	$0.3	(e)	$85.7
Other	74.4	18.9	0.1	(18.9)	18.9	(e)	93.4

Total current liabilities	159.8	19.2	0.1	(19.2)	19.2		179.1
Long-term debt	612.8	—	—	—	100.8	(d)	713.6
Deferred income taxes	—	6.9	—	(6.9)	35.0	(e)	35.0
Other long-term liabilities	62.4	2.4	—	(2.4)	2.4	(e)	64.8

Total liabilities	835.0	28.5	0.1	(28.5)	157.4		992.5

Commitments and contingent liabilities

Equity:
Predecessor equity	—	—	—	—	—		—
Common unitholders	482.5	20.1	0.9	(21.1)	—		482.4

General partner unitholders	(6.1)	—	—	—	—		(6.1)
Accumulated other comprehensive income	(33.2)	—	—	—	—		(33.2)

Total partners’ equity	443.2	20.1	0.9	(21.1)	—		443.1
Noncontrolling interests	221.0	—	—	—	—		221.0

Total equity	664.2	20.1	0.9	(21.1)	—		664.1

Total liabilities and equity	$1,499.2	$48.6	$1.0	$(49.6)	$157.4		$1,656.6

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2010

($ in millions, except per unit amounts)

	DCP Midstream Partners, LP	Marysville Hydrocarbons Holdings, LLC and Subsidiaries	EE Group, LLC	Pro Forma Adjustments - Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP Pro Forma
		(a)	(b)	(c)

Total operating revenues	$921.1	$19.3	$—	$—	$—		$940.4

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	738.7	—	—	—	—		738.7
Operating and maintenance expense	58.8	1.7	—	—	—		60.5
Depreciation and amortization expense	55.7	1.5	—	—	2.4	(g)	59.6
General and administrative expense	25.0	3.5	—	—	(0.2	) (h)	28.3
Step acquisition - equity interest re-measurement gain	(9.1)	—	—	—	—		(9.1)
Other	(4.0)	0.4	—	—	—		(3.6)

Total operating costs and expenses	865.1	7.1	—	—	2.2		874.4

Operating income	56.0	12.2	—	—	(2.2)		66.0
Interest expense, net	(22.0)	—	—	—	(3.8	) (f)	(25.8)
Other income (expense)	—	0.1	—	—	—		0.1
Earnings from unconsolidated affiliates	18.6	—	0.4	(0.4)	—		18.6

Income before income taxes	52.6	12.3	0.4	(0.4)	(6.0)		58.9
Income tax expense	(0.5)	(4.7)	—	—	—		(5.2)

Net income from continuing operations	52.1	7.6	0.4	(0.4)	(6.0)		53.7
Net (loss) income from discontinued operations, net of taxes	—	—	—	—	—		—
Net income attributable to noncontrolling interests	(4.4)	—	—	—	—		(4.4)

Net income attributable to partners	$47.7	$7.6	$0.4	$(0.4)	$(6.0)		$49.3

Less:
General partner interest in net income	(12.1)						(12.1)

Net income allocable to limited partners	$35.6						$37.2

Net income per limited partner unit — basic and diluted	$1.01						$1.06

Weighted-average limited partner units outstanding — basic and diluted	35.1						35.1

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

($ in millions, except per unit amounts)

	DCP Midstream Partners, LP	Marysville Hydrocarbons Holdings, LLC and Subsidiaries	EE Group, LLC	Pro Forma Adjustments - Elimination	Pro Forma Adjustments - Other			DCP Midstream Partners, LP Pro Forma
		(a)	(b)	(c)
Total operating revenues	$942.4	$20.6	$—	$—	$—			$963.0

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	776.2	—	—	—	—			776.2
Operating and maintenance expense	69.7	4.2	—	—	—			73.9
Depreciation and amortization expense	64.9	1.9	—	—	3.2	(g	)	70.0
General and administrative expense	32.3	4.7	—	—	(0.2)	(h	)	36.8
Other, net	—	0.5	0.1	—	—			0.6

Total operating costs and expenses	943.1	11.3	0.1	—	3.0			957.5

Operating (loss) income	(0.7)	9.3	(0.1)	—	(3.0)			5.5
Interest expense, net	(28.0)	(0.1)	—	—	(4.4)	(f	)	(32.5)
Earnings from unconsolidated affiliates	18.5	—	0.2	(0.2)	—			18.5

(Loss) income before income taxes	(10.2)	9.2	0.1	(0.2)	(7.4)			(8.5)
Income tax expense	(0.6)	(4.3)	—	—	—			(4.9)

Net (loss) income from continuing operations	(10.8)	4.9	0.1	(0.2)	(7.4)			(13.4)
Net (loss) income from discontinued operations, net of taxes	—	—	—	—	—			—
Net income attributable to noncontrolling interests	(8.3)	—	—	—	—			(8.3)

Net (loss) income attributable to partners	$(19.1)	$4.9	$0.1	$(0.2)	$(7.4)			$(21.7)

Less:
Net loss attributable to predecessor operations	1.0							1.0
General partner interest in net income	(12.7)							(12.8)

Net loss allocable to limited partners	$(30.8)							$(33.5)

Net loss per limited partner unit — basic and diluted	$(0.99)							$(1.07)

Weighted-average limited partner units outstanding — basic and diluted	31.2							31.2

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED DCP MIDSTREAM PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition of interests in Marysville Hydrocarbons Holdings, LLC and its subsidiaries (“MHH”), and EE Group, LLC (“EE Group”) on December 30, 2010 (the “Acquisition”). The Acquisition resulted in DCP Midstream Partners, LP’s (the “Partnership”) ownership of 100% of the equity in MHH. The unaudited pro forma condensed consolidated financial statements as of September 30, 2010, and for the nine months ended September 30, 2010 have been prepared based on certain pro forma adjustments to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and for the year ended December 31, 2009, has been prepared based on certain pro forma adjustments to our historical consolidated financial statements set forth in our Current Report on Form 8-K, filed on May 26, 2010 with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The historical financial information is derived from our historical consolidated financial statements and the historical financial statements of MHH and EE Group. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 has been prepared as if this transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010, and for the year ended December 31, 2009, have been prepared as if the MHH Acquisition had occurred on January 1, 2009.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Management believes, however, that these assumptions provide a reasonable basis for presenting the significant effects of the Acquisition, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if we had owned an interest in MHH and EE Group during the periods presented.

The pro forma condensed consolidated financial statements reflect the following transactions:

•	the borrowing of $100.8 million under our existing credit facility to finance the Acquisition;

•	the acquisition of a 95% interest in MHH;

•	the acquisition of EE Group, LLC, which owned the remaining 5% interest in MHH; and

•	the aggregate consideration paid to the sellers of $100.8 million.

On January 4, 2011, the Partnership merged two wholly-owned subsidiaries of MHH and converted the combined entity’s organizational structure from a corporation to a limited liability company. This conversion to a limited liability company triggered tax liabilities stemming from built-in tax gains recognized in the Acquisition to become currently payable. These tax liabilities are unrelated to the tax liabilities for which the indemnity escrow has been established. The Partnership will pay the tax liabilities within 75 days of conversion, following a third party valuation of the MHH assets. The Partnership estimates that these tax liabilities will be in the range of $30 to $40 million. The gain and tax liabilities, including recognition from deferred to current, related to this transaction were not considered in the pro forma condensed consolidated statement of operations or balance sheet.

Note 2. Pro Forma Adjustments and Assumptions

(a)	Reflects 100% of the assets, liabilities, income and expenses of MHH.

(b)	Reflects 100% of the assets, liabilities, income and expenses of EE Group.

(c)	Reflects adjustments to eliminate the assets and liabilities of MHH and EE Group’s investment in MHH which is accounted for by EE Group under the equity method of accounting.

(d)	Reflects proceeds to us from our revolving credit facility of $100.8 million to finance the Acquisition.

(e)	Reflects the aggregate consideration paid in the Acquisition.

The following reflects the allocation of the consideration, subject to customary purchase price adjustments ($ in millions):

Cash consideration	$94.8
Net working capital and other	6.0
Aggregate consideration	$100.8

The purchase price was allocated as follows:
Cash	$13.0
Accounts receivable	2.8
Other current assets	6.5
Property, plant and equipment	116.3
Goodwill	18.1
Other long-term assets	0.7
Accounts payable	(0.3)
Other current liabilities	(18.9)

Deferred income tax	(35.0)
Other long-term liabilities	(2.4)

Total purchase price allocation	$100.8

The Acquisition was accounted for under the purchase method of accounting. The purchase price allocation was based on the preliminary estimated fair values of the assets and liabilities acquired. The Acquisition constitutes the purchase of a business and was recognized at fair value. Upon completing our valuation analysis, we may also allocate a portion of the purchase price to intangible assets.

(f)	Reflects the increase in interest expense associated with the incremental debt for the Acquisition. The following presents the weighted average interest rates used to calculate the increase in interest expense for the respective periods:

Weighted Average Interest Rate
Nine months ended September 30, 2010	5.09%
Year ended December 31, 2009	4.41%

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.1 million annually.

(g)	Reflects the increase in depreciation expense for the property, plant and equipment acquired in this transaction. The estimated remaining useful life of depreciable assets acquired is approximately 30 years.

(h)	Reflects the decrease in general and administrative expense as a result of MHH’s management fee payments exceeding amounts that would be due under our omnibus services agreement with DCP Midstream, LLC.

Note 3. Pro Forma Net Income Per Limited Partner Unit

Our net income or loss is allocated to the general partner and the limited partners through the date of subordinated conversion, in accordance with their respective ownership percentages, after allocating Available Cash generated during the period in accordance with our partnership agreement.

Securities that meet the definition of a participating security are required to be considered for inclusion in the computation of basic earnings per unit using the two-class method. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

These required disclosures do not impact our overall net income or loss or other financial results; however, in periods in which aggregate net income exceeds our Available Cash it will have the impact of reducing net income per limited partner unit, or LPU.

Basic and diluted net income or loss per LPU is calculated by dividing limited partners’ interest in net income or loss, by the weighted-average number of outstanding LPUs during the period.